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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANTS

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
                             JURISDICTION OF
           NAME               ORGANIZATION     PARENT   LINE OF BUSINESS
America West Holdings
Corporation ("Holdings")        Delaware                    Airline
America West Airlines, Inc.     Delaware      Holdings      Airline
The Liesure Company             Delaware      Holdings      Travel
AWHQ LLC                         Arizona      Holdings  Administrative
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